	Exhibit 8.1 List of Subsidiaries

2.20 Related party transactions List of subsidiaries:
		Holding as of
	Country	March 31, 2026	March 31, 2025
Infosys Technologies (China) Co. Limited (Infosys China)(1)	China	100%	100%
Infosys Technologies S. de R. L. de C. V. (Infosys Mexico)(1)	Mexico	100%	100%
Infosys Technologies (Sweden) AB (Infosys Sweden)(1)	Sweden	100%	100%
Infosys Technologies (Shanghai) Company Limited (Infosys Shanghai)(1)	China	100%	100%
EdgeVerve Systems Limited (EdgeVerve)(1)	India	100%	100%
Infosys Austria GmbH(1)	Austria	100%	100%
Skava Systems Private Limited (Skava Systems)(1)(28)	India	—	—
Infosys Chile SpA(1)	Chile	100%	100%
Infosys Arabia Limited(2)	Saudi Arabia	70%	70%
Infosys Consulting Ltda.(1)	Brazil	100%	100%
Infosys Luxembourg S.a.r.l(1)	Luxembourg	100%	100%
Infosys Consulting S.R.L.(2)(45)	Argentina	100%	100%
Infosys Romania S.r.l. (formerly Infosys Consulting S.R.L. (Romania))(1)	Romania	100%	100%
Infosys Limited Bulgaria EOOD(1)	Bulgaria	100%	100%
Infosys Turkey Bilgi Teknolojileri Limited Sirketi(1)	Turkey	100%	100%
Infosys Germany Holding Gmbh(1)	Germany	100%	100%
Infosys Automotive and Mobility GmbH & Co. KG(1)	Germany	100%	100%
Infosys Green Forum(1)	India	100%	100%
Infosys Business Solutions LLC(1)	Qatar	100%	100%
WongDoody Inc. (1)(30)	U.S.	—	—
IDUNN Information Technology Private Limited (1)	India	100%	100%
Infosys Public Services, Inc. USA (Infosys Public Services)(1)	U.S.	100%	100%
Infosys Public Services Canada Inc. (11)	Canada	100%	100%
Infosys BPM Limited(1)	India	100%	100%
Infosys BPM UK Limited(3)	U.K.	100%	100%
Infosys (Czech Republic) Limited s.r.o.(3)	Czech Republic	100%	100%
Infosys Poland Sp z.o.o(3)	Poland	100%	100%
Infosys McCamish Systems LLC(3)	U.S.	100%	100%
Portland Group Pty Ltd(3)	Australia	100%	100%
Infosys BPO Americas LLC.(3)	U.S.	100%	100%
Panaya Inc. (Panaya)(1)	U.S.	100%	100%
Panaya Ltd.(4)	Israel	100%	100%
Panaya Germany GmbH (4)	Germany	100%	100%
Brilliant Basics Holdings Limited (Brilliant Basics)(1)(20)	U.K.	100%	100%
Brilliant Basics Limited (5)(20)	U.K.	100%	100%
Infosys Consulting Holding AG (1)	Switzerland	100%	100%
Infosys Management Consulting Pty Limited(6)	Australia	100%	100%
Infosys Consulting AG(6)	Switzerland	100%	100%
Infosys Consulting GmbH(6)	Germany	100%	100%
Infosys Consulting SAS(6)	France	100%	100%
Infy Consulting B.V.(6)	The Netherlands	100%	100%
Infosys Consulting (Belgium) NV(6)	Belgium	100%	100%
Infy Consulting Company Ltd(6)	U.K.	100%	100%
GuideVision s.r.o.(7)	Czech Republic	100%	100%
GuideVision Deutschland GmbH(8)	Germany	100%	100%
GuideVision Suomi Oy(8)	Finland	100%	100%
GuideVision Magyarország Kft(8)	Hungary	100%	100%
GuideVision Polska Sp. z.o.o(8)	Poland	100%	100%
GuideVision UK Ltd(8)(20)	U.K.	100%	100%
Infosys Nova Holdings LLC. (Infosys Nova)(1)	U.S.	100%	100%
Outbox systems Inc. dba Simplus (US)(9)(31)	U.S.	—	—
Simplus ANZ Pty Ltd.(9)	Australia	100%	100%
Simplus Australia Pty Ltd(10)	Australia	100%	100%
Simplus Philippines, Inc.(9)	Philippines	100%	100%
Kaleidoscope Animations, Inc.(9)(31)	U.S.	—	—
Blue Acorn iCi Inc(9)(31)	U.S.	—	—
Infosys Singapore Pte. Ltd. (1)(41)	Singapore	100%	100%
Infosys Financial Services GmbH. (12)	Germany	100%	100%
Infosys South Africa (Pty) Ltd(12)	South Africa	100%	100%
Infosys (Malaysia) SDN. BHD. (12)	Malaysia	100%	100%
Infosys Middle East FZ LLC (12)	U.A.E	100%	100%
Infosys Norway (12)	Norway	100%	100%

Infosys Compaz Pte. Ltd (13)	Singapore	60%	60%
HIPUS Co., Ltd(13)(41)	Japan	79%	81%
Fluido Oy (12)	Finland	100%	100%
Fluido Sweden AB (14)	Sweden	100%	100%
Fluido Norway A/S(14)	Norway	100%	100%
Fluido Denmark A/S(14)	Denmark	100%	100%
Fluido Slovakia s.r.o(14)	Slovakia	100%	100%
Infosys Fluido UK, Ltd.(14)	U.K.	100%	100%
Infosys Fluido Ireland, Ltd.(15)	Ireland	100%	100%
Stater N.V.(13)	The Netherlands	75%	75%
Stater Nederland B.V.(16)	The Netherlands	75%	75%
Stater XXL B.V.(16)	The Netherlands	75%	75%
HypoCasso B.V.(16)	The Netherlands	75%	75%
Stater Belgium N.V./S.A.(16)	Belgium	75%	75%
Stater Gmbh(16)	Germany	75%	75%
Infosys Germany GmbH (12)(43)	Germany	—	100%
Wongdoody Gmbh (18)(43)	Germany	100%	100%
WongDoody (Shanghai) Co. Limited (19)	China	100%	100%
WongDoody limited (Taipei) (19)	Taiwan	100%	100%
WongDoody d.o.o (19)	Serbia	100%	100%
BASE life science A/S (12)	Denmark	100%	100%
BASE life science AG (21)	Switzerland	100%	100%
BASE life science GmbH (21)	Germany	100%	100%
BASE life science S.A.S (21)	France	100%	100%
BASE life science Ltd. (21)	U.K.	100%	100%
BASE life science S.r.l. (21)	Italy	100%	100%
Innovisor Inc.(21)	U.S.	100%	100%
BASE life science Inc.(17)	U.S.	100%	100%
BASE life science S.L.(21)	Spain	100%	100%
InSemi Technology Services Private Limited (23)	India	100%	100%
Elbrus Labs Private Limited (23)(22)	India	100%	100%
Infosys Services (Thailand) Limited (1)(25)	Thailand	100%	100%
Infy tech SAS (12)(24)	France	100%	100%
in-tech Holding GmbH (26)(32)	Germany	—	—
in-tech GmbH (26)	Germany	100%	100%
Friedrich & Wagner Asia Pacific GmbH (26)(32)	Germany	—	—
drivetech Fahrversuch GmbH (26)	Germany	100%	100%
in-tech Engineering S.R.L. (formerly known as ProIT) (26)(44)	Romania	100%	100%
in-tech Automotive Engineering de R.L. de C.V (26)(40)	Mexico	—	100%
Friedrich Wagner Holding Inc.(26)(20)	U.S.	100%	100%
in-tech Automotive Engineering SL (26)	Spain	100%	100%
in-tech Automotive Engineering LLC (26)(29)	U.S.	—	—
in-tech Services LLC (26)(29)	U.S.	—	—
in-tech Engineering s.r.o (26)	Czech Republic	100%	100%
in-tech Engineering GmbH (26)	Austria	100%	100%
in-tech Engineering services S.R.L (26)(44)	Romania	—	100%
in-tech Group Ltd (26)	U.K.	100%	100%
In-tech Automotive Engineering Shenyang Co. Ltd (26)	China	100%	100%
in-tech Group India Private Ltd (26)	India	100%	100%
In-tech Automotive Engineering Beijing Co., Ltd (26)	China	100%	100%
Infosys Germany SE (formerly known as Blitz 24-893 SE) (27)(43)	Germany	100%	100%
Infosys Limited SPC (1)(33)	Oman	100%	100%
Infosys BPM Netherlands B.V. (17)(34)	The Netherlands	100%	100%
Infosys Energy Consulting Services LLC (9)(35)	U.S.	100%	—
Infosys Saudi Arabia LLC (1)(36)	Saudi Arabia	100%	—
Infosys Australia Technology Service Pty Ltd (12)(37)	Australia	100%	—
MRE Consulting Ltd (38)	U.S.	100%	—
MRE Technology Services, LLC (38)	U.S.	100%	—
The Missing Link Automation Pty Ltd (39)	Australia	100%	—
The Missing Link Network Integration Pty Ltd (39)	Australia	100%	—
The Missing Link Security Pty Ltd (39)	Australia	100%	—
The Missing Link Security Ltd (39)	U.K.	100%	—
Infosys BPM Canada Inc (17)(42)	Canada	100%	—
Infosys Enterprise Business Services Pty Ltd (12)(46)	Australia	100%	—

(1) Wholly-owned subsidiary of Infosys Limited
(2) Majority owned and controlled subsidiary of Infosys Limited
(3) Wholly-owned subsidiary of Infosys BPM Limited
(4) Wholly-owned subsidiary of Panaya Inc.
(5) Wholly-owned subsidiary of Brilliant Basics Holding Limited.

(6) Wholly-owned subsidiary of Infosys Consulting Holding AG
(7) Wholly-owned subsidiary of Infy Consulting Company Limited
(8) Wholly-owned subsidiary of GuideVision s.r.o.
(9) Wholly-owned subsidiary of Infosys Nova Holdings LLC
(10) Wholly-owned subsidiary of Simplus ANZ Pty Ltd
(11) Wholly-owned subsidiary of Infosys Public Services, Inc.
(12) Wholly-owned subsidiary of Infosys Singapore Pte. Ltd.
(13) Majority owned and controlled subsidiary of Infosys Singapore Pte. Ltd.
(14) Wholly-owned subsidiary of Fluido Oy
(15) Wholly-owned subsidiary of Infosys Fluido UK, Ltd.
(16) Wholly-owned subsidiary of Stater N.V
(17) Wholly-owned subsidiary of IBPM UK Ltd
(18) Wholly-owned subsidiary of Infosys Germany GmbH
(19)Wholly-owned subsidiary of Wongdoody Gmbh
(20) Under liquidation
(21) Wholly-owned subsidiary of BASE life science A/S
(22) Wholly-owned subsidiary of InSemi Technology Services Private Limited
(23) On May 10, 2024 Infosys Ltd. acquired 100% of voting interests in InSemi Technology Services Private Limited along with its subsidiary Elbrus Labs Private Limited
(24) Incorporated on July 03, 2024
(25) Incorporated on July 26, 2024

(26) On July 17, 2024, Infosys Germany GmbH, a wholly owned subsidiary of Infosys Singapore Pte. Limited, acquired 100% of voting interests in in-tech Holding GmbH along with its subsidiary in-tech GmbH along with its six subsidiaries in-tech Automotive Engineering SL, in-tech Engineering S.R.L. (formerly known as ProIT), in-tech Automotive Engineering de R.L. de C.V, drivetech Fahrversuch GmbH, Friedrich Wagner Holding Inc along with its two subsidiaries (in-tech Automotive Engineering LLC and in-tech Services LLC) and Friedrich & Wagner Asia Pacific GmbH along with its five subsidiaries in-tech engineering s.r.o, in-tech engineering GmbH, in-tech engineering services S.R.L, in-tech Group Ltd along with its subsidiary (in-tech Group India Private Limited) and In-tech Automotive Engineering Shenyang Co., Ltd along with its subsidiary (In-tech Automotive Engineering Beijing Co., Ltd). Subsequently on September 01, 2024 in-tech Group India Private Limited became a wholly-owned subsidiary of Infosys limited.

(27) On October 17, 2024, Infosys Singapore Pte Ltd. acquired 100% of voting interests in Infosys Germany SE (formerly known as Blitz 24-893 SE)
(28) Liquidated effective November 14, 2024
(29) Liquidated effective November 30, 2024
(30) WongDoody Inc, a wholly-owned subsidiary of Infosys limited merged into Infosys Nova Holdings LLC effective January 1, 2025
(31) Kaleidoscope Animations, Blue Acorn iCi Inc and Outbox systems Inc. dba Simplus (US) merged into Infosys Nova Holdings LLC effective January 1, 2025
(32) in-tech Holding GmbH and Friedrich & Wagner Asia Pacific GmbH merged into in-tech GmbH effective January 1,2025
(33) Incorporated on December 12, 2024
(34) Incorporated on March 20, 2025
(35) Incorporated on April 16, 2025
(36) Incorporated on April 21, 2025
(37) Incorporated on April 23, 2025

(38) On April 30, 2025, Infosys Nova Holdings LLC, a wholly-owned subsidiary of Infosys Limited, acquired 98.21% of partnership interests in MRE Consulting Ltd along with its subsidiary MRE Technology Services, LLC.The remaining 1.79% was acquired by Infosys Energy Consulting Services LLC, a Wholly-owned subsidiary of Infosys Nova Holdings LLC

(39) On April 30, 2025, Infosys Australia Technology Service Pty Ltd, a wholly owned subsidiary of Infosys Singapore Pte. Limited, acquired 100% of voting interests in The Missing Link Automation Pty Ltd, The Missing Link Network Integration Pty Ltd and The Missing Link Security Pty Ltd along with its subsidiary The Missing Link Security Ltd

(40) Liquidated effective May 07, 2025
(41) On May 13, 2025, Infosys Singapore Pte Ltd diluted 2% stake of HIPUS Co., Ltd to Mitsubishi Heavy Industries, Ltd.
(42) Incorporated on July 28, 2025
(43) Infosys Germany Gmbh, a Wholly-owned subsidiary of Infosys Singapore Pte Ltd merged into Infosys Germany SE (formerly known as Blitz 24-893 SE) effective September 24, 2025

(44) in-tech Engineering services S.R.L, (Wholly-owned subsidiary of in-tech GmbH) merged into in-tech Engineering S.R.L. (formerly known as ProIT and wholly-owned subsidiary of in-tech GmbH) effective November 30, 2025

(45) Infosys Consulting S.R.L. (Argentina) (formerly a majority owned and controlled subsidiary of Infosys Limited) became the majority owned and controlled subsidiary of Infosys Nova Holdings LLC with effect from January 28, 2026

(46) Incorporated on March 19, 2026